UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 9, 2004

OSI Systems, Inc.

(Exact name of registrant as specified in its charter)

California	No. 000-23125	330238801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12525 Chadron Avenue Hawthorne, California 90250

(Address of Principal Executive Offices) (Zip Code)

(310) 978-0516

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 9, 2004, OSI Systems, Inc. (the “Company”) announced that it completed the purchase of 107,500 shares of the Company’s common stock on the open market at an average purchase price of $14.73 per share. This purchase was made under a stock purchase plan that the Company’s board of directors had authorized in March of 1999 for the purchase of up to 2,000,000 shares of common stock (the “Plan”). In addition, the Company announced that the board of directors recently authorized the purchase of an additional 1,000,000 shares of common stock under the Plan, increasing the number of shares available for repurchase from 2,000,000 to 3,000,000 shares. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release, dated September 9, 2004, issued by OSI Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.

Date: September 9, 2004	By:	/s/ Victor Sze
Victor Sze
Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated September 9, 2004, issued by OSI Systems, Inc.